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                                                                      EXHIBIT 21




                           SUBSIDIARIES OF REGISTRANT



                                                                           Percentage           State of
                                                                              of              Incorporation
               Parent                            Subsidiary                Ownership         or Organization
-----------------------------------      -----------------------------   --------------      -----------------
D&N Financial Corporation                    D&N Bank                          100%             Federal

D&N Bank                                     D&N Enterprises, Inc.             100%             Michigan

D&N Bank                                     D&N Holdings, Inc.                100%             Michigan

D&N Bank                                     D&N Funding I Corp.               100%             Delaware

D&N Bank                                     D&N Mortgage Corporation          100%             Michigan

D&N Holdings, Inc.                           Quincy Insurance Agency, Inc.     100%             Michigan